G.O. # 806
                                                             Satellite # 719

                     THE PAUL REVERE LIFE INSURANCE COMPANY
                         Worcester, Massachusetts 01608

                               Amendment No. PD8-1



Group Policy Number: G-42326

Policyholder: GRACO INC.

Effective Date of Revision: April 1, 1995

It is hereby understood and agreed upon that the above group policy or policies issued by the Paul Revere Life Insurance Company shall be amended as follows:

Said group policy with any of its amendments is deleted and the attached group policy is substituted therefore.

This amendment is hereby incorporated into and made a part of the said group policy or policies.

THE PAUL REVERE LIFE INSURANCE COMPANY

January 23, 1996
----------------
Date of Issue





/s/John H. Budd                                    /s/Charles E. Soula
---------------                                    -------------------
Secretary                                          President


AMD                                                                   94-3


                                                            The Paul Revere Life
                                                               Insurance Company

Group Policy Number: 42326
Policyholder:     GRACO INC.
Effective Date:   March 1, 1993
State of Issue:   Minnesota
Revision Date:    April 1, 1995

THE PAUL REVERE LIFE INSURANCE COMPANY agrees to pay the Group Insurance Benefits set forth in this Policy. This Policy provides long term disability insurance benefits for the replacement of income loss due to Disability. Benefits are paid to or on behalf of all Employees of the policyholder who become insured according to the provisions of this Policy. This Policy is based upon yearly renewable term products. The duration of this Policy, subject to Termination and all other Policy provisions, is shown in the Duration Rider.

The premium for the benefits provided by this Policy shall be paid by the policyholder. All premiums are computed according to the provisions of this Policy. The first premium is due on the date this Policy begins. All other premiums due while this Policy is in force are to be paid in advance monthly on the premium due date.

The provisions on the following pages are part of this Policy.

Signed by the officers of The Paul Revere Life Insurance Company at Worcester, Massachusetts.




               /s/John H. Budd                      /s/Charles E. Soula
               ---------------                      -------------------
                  Secretary                            President

                             GROUP INSURANCE POLICY

                                NON-PARTICIPATING

PD8FACE                                                               93-6



         POLICYHOLDER SUBSIDIARIES AND AFFILIATES APPROVED FOR COVERAGE


Application to add an affiliate or subsidiary must be made in writing on an approved application form. All agreements made between the policyholder and Us are binding on all Employers. The list of approved affiliates and/or subsidiaries is shown below.

The policyholder acts for and on behalf of all accepted Employers. All agreements made between the policyholder and Us are binding on all Employers. No other Employer may discontinue, modify, reduce or terminate this Policy.



PD8-A/S                                                               93-8



                                TABLE OF CONTENTS

SCHEDULE OF BENEFITS .........................................................SB

GENERAL PROVISIONS ............................................................1
Definitions/Employees Eligible/Waiting Period/Effective Dates/Changes in
Amounts of Insurance/Policyholder Requests for Plan Changes/Termination of Employee Insurance/Leave of Absence/Recurrent Disability

LONG TERM DISABILITY INCOME BENEFIT ...........................................2
Benefit/Rehabilitation Benefit/Period of Time Before Benefits Begin to Accrue/Calculation/Maximum Benefit Period/Return to Work Benefit/Residual Benefit/Family Survivor Income Benefit/Adjustable Cost of Living
Benefit/Conversion Privilege

BENEFIT REDUCTIONS ............................................................3
Integration Method/Income Sources That Will Reduce Our Benefit/Estimated
Social Security Benefits/Workers' Compensation Benefits

EXCLUSIONS AND LIMITATIONS ....................................................4
Exclusions/Pre-Existing Condition Limitation/Exception to Pre-Existing
Condition Limitation/PECL for Revisions/Other Limitations

PREMIUMS ......................................................................5
Payment of Premiums/The Grace Period/Amount of Premiums/Waiver of
Premium/Charges for Changes/Premium Credits/Simplified Accounting/
Inaccurate Census and Premium/Schedule of Premium Rates

CLAIMS ........................................................................6
Notice of Claim/Forms/Proof of Loss/Time Limits/Exams/Proof of Financial Loss/How We Pay Benefits/Choice of Doctor/Legal Actions and Limitations

TERMINATION OF POLICY .........................................................7

MISCELLANEOUS PROVISIONS ......................................................8
Entire Contract/Time Limits for Certain Defenses/Agency/Misstatement/ Misrepresentation/Rescission/Certificates of Insurance/Insurance
Information/Changes in This Policy/Clerical Errors or Delays/Assignment of Benefits/Workers' Compensation

DURATION AND RATE RIDER ...................................................RIDER
Duration of the Policy/Rate Guarantee


PD8TOC                                                                93-8


                              SCHEDULE OF BENEFITS

Classification of Eligible Employees:

Class 1 - Corporate Officers and Executive Officers earning a minimum base salary of $105,000; Sales Directors whose base salary and on-plan bonus together total $105,000 or more; and, other Managing Directors earning a minimum base salary of $105,000.

Amount of Disability Income Benefit:
------------------------------------

33.33% of the first $12,000.00 of Monthly Earnings and

67% of the remaining Monthly Earnings:

                                 Maximum Benefit: $17,500.00 per month.

                                 Minimum Benefit: 15% of basic monthly earnings,
                                                   up to a maximum of $100.00

Non-Evidence Limit:              $16,000.00 Maximum Monthly Benefit
------------------

Maximum Benefit Period:
-----------------------

Insured's Age When
Disability Begins                  Maximum Benefit Period
-----------------                  ----------------------
Less than Age 60                   To Age 65
Age 60                             5 Years
Age 61                             4 Years
Age 62                             42 Months
Age 63                             36 Months
Age 64                             30 Months
Age 65                             24 Months
Age 66                             21 Months
Age 67                             18 Months
Age 68                             15 Months
Age 69 and over                    12 Months

Elimination Period: 180 Days
------------------



PD8-SOB                            SB                                 93-8



                               GENERAL PROVISIONS

DEFINITIONS

Here are some of the terms used in this Policy. Other terms are defined where used in this Policy. All defined terms are important in describing rights under this Policy. Please refer back to these meanings as you read. Defined terms are presented with capital letters to help identify them as such. Masculine pronouns used in this Policy apply to both sexes.

ACTIVELY AT WORK or ACTIVE WORK means that an Employee

1. is present at the Employer's place of business or a work site other than the Employee's home, as designated by the Employer; and
2.   is performing the duties of his job; and
3.   is producing the work product required by his job.

DISABLED OR DISABILITY -- these terms mean either Total Disability or Residual Disability. The definitions of these terms are presented in the Long Term Disability Benefit (Section 2). One or more may apply to the Employee.

DOCTOR means a person, other than the insured, who is licensed to practice the healing arts and who is practicing within the scope of his license. The term covers only a licensed medical practitioner whose services are required to be covered by the law of the jurisdiction where the treatment is rendered. See the CLAIMS section for the provision on CHOICE OF DOCTOR.

DOCTOR'S CARE means the regular and personal care of a Doctor that, under prevailing medical standards, is appropriate for the condition causing the Disability.

EARNINGS (SALES DIRECTORS) means, for purposes of determining an Employee's total disability benefit, the Employee's basic annual, monthly or weekly pay based on a Work week of not more than 40 hours, prior to becoming disabled and as last reported to Us in writing by the Employer and verified by Us. It includes earnings from Incentive Bonuses, but not overtime or other special pay. Incentive Bonuses are averaged for the lesser of the 24 month period immediately prior to the date disability begins or the period of employment. Earnings from sources other than the Employer are not included in determining total disability benefits.


PD81000                           SECTION 1                           93-8


                               GENERAL PROVISIONS

DEFINITIONS

EARNINGS (ALL OTHER EMPLOYEES) means, for purposes of determining an Employee's total disability benefit, the Employee's basic annual, monthly or weekly pay based on a work week of not more than 40 hours, prior to becoming disabled and as last reported to Us in writing by the Employer and verified by Us. Commissions, bonuses, overtime or other special pay is not included. Earnings from sources other than the Employer are not included in determining total disability benefits.


PD81000                         SECTION 1                             93-8

                               GENERAL PROVISIONS

DEFINITIONS

EMPLOYEE means any person who works Full-time for the Employer. An Employee must be paid by the Employer for work done at the Employer's usual place of business or some other location that is usual for the Employee's particular duties.

For the purposes of this long term disability benefit, the term Employee does not include any person performing services for the Employer
o pursuant to a contractual  relationship with the Employer;
o subject to the terms of a leasing agreement between the Employer and a leasing organization; or
o who receives income which is reported by the Employer on IRS Form 1099.

EMPLOYER means the policyholder or a branch or a division of the policyholder, and any company legally affiliated with or subsidiary to the policyholder that has been approved by Us.

A SUBSIDIARY is an entity with controlling stock ownership (51 % or more) held by the Employer who is the policyholder.

An AFFILIATE is a company whose business is controlled by the policyholder through stock ownership, contract, common officers or otherwise.

EVIDENCE OF INSURABILITY means written proof given to Us that an Employee is insurable. This proof must be based on medical and financial information and must be acceptable to Us.

FULL-TIME means, for an Employee, his Employer's normal work week of at least 30 hours. For Employees whose work weeks vary above and below this number, We will determine eligibility by averaging the hours worked during weeks in the month.

IMPORTANT DUTIES means, with respect to an Employee's occupation, the material and substantial duties of that occupation.

INCURRED DATE OF DISABILITY means the first date the Employee satisfies the required definition of Disability. This date is determined by Us.

INJURY means accidental bodily loss or harm incurred while insured under this Policy.

MONTHLY  EARNINGS means the  Employee's  annualized  Earnings  divided by twelve
(12).

NON-EVIDENCE LIMIT means the greatest amount of insurance an Employee may have without providing Evidence of Insurability.

1. The Employee may be eligible for more than this amount initially; or
2. the amount of existing insurance may be increased to an amount in excess of any NonEvidence Limit; or
3. the amount of insurance currently in excess of the Non-Evidence Limit may be further increased.

In any of these situations, the Employee must send Us Evidence of Insurability. If We do not approve the Evidence of Insurability, the Employee's insurance is limited, but in no event will the Employee's insurance be less than the lowest amount shown in the Non-Evidence Limit provision of the Schedule of Benefits.

PERIOD OF DISABILITY means a continuous period of time during which an Employee is Disabled as the result of Injury or Sickness whether from one or more causes.


PD81100-MN                      SECTION 1                            93-8

                               GENERAL PROVISIONS

DEFINITIONS

PRIOR PLAN means the Employer's group long term disability insurance program in effect the day before the effective date of this Policy. This Policy replaces that plan or a portion of it.

RETIREMENT PLAN means, for the purpose of determining benefit reductions, a plan that provides retirement benefits to employees. It also includes any retirement plan for which the insured is eligible as a result of his job with the Employer, including any plan that is part of any federal, state, county, municipal or association retirement system.

The term does not include:
1.   Profit Sharing Plans as defined in 401 (a);
2.   Thrift plans (e.g., 401 (k)s);
3.   Individual Retirement Accounts (IRAs);
4.   Tax Sheltered Annuities (TSAs); or
5.   Stock Ownership Plans as defined in Internal Revenue Code section 4975.

When used in this Policy, the term "Retirement Benefits" means the following benefits payable from a Retirement Plan:
1. retirement benefits payable from the Employer's Retirement Plan upon early or normal retirement; or
2.   disability benefits payable from the Employer's Retirement Plan.

SICKNESS means an illness or disease. It also includes pregnancy.

WE, US or OUR means The Paul Revere Life Insurance Company.



PD81200                         SECTION 1                             93-8

                               GENERAL PROVISIONS

BECOMING ELIGIBLE FOR EMPLOYEE INSURANCE

An Employee is eligible for insurance if he is a member of an eligible class listed in the Schedule of Benefits and is not excluded in the list shown below. No Employee is eligible

1.   who is scheduled  to work less than six months in any twelve month  period;
     or
2. who works less than the required number of hours as defined in the definition of "Full-time;" or
3. who is employed as an airline pilot, co-pilot or crew member unless specifically mentioned in the Classification of Eligible Employees found on the Schedule of Benefits.

An Employee who is not a citizen of the United States must be a permanent resident of the United States, Canada or Puerto Rico in order to be an eligible Employee. An Employee who is not a citizen is considered not eligible for insurance if he leaves the United States, Canada or Puerto Rico for 180 or more consecutive days.

SERVICE WAITING PERIOD

The service waiting period is a period of active Full-time employment the Employee must complete before becoming eligible for insurance.

An Employee is eligible for insurance on the later of the Effective Date of this Policy or the date the Employee begins work for the Employer on an active Full-time basis.

CHANGING CLASSES

An Employee becomes eligible for insurance when he transfers from an ineligible class to an eligible class. For the purposes of this provision, he is considered to be a new Employee at that time. We use all past periods of Full-time work for the Employer to determine the Employee's eligibility date. Any period of part-time work does not count. An Employee cannot become eligible for insurance before moving into an eligible class.

RE-HIRED EMPLOYEES

A re-hired Employee is treated as a new Employee and must satisfy a new service waiting period. However, if an Employee is re-hired within one year from the date of ineligibility for insurance, We use all past periods of Full-time work for the Employer to determine the date the Employee satisfies the waiting period. If an Employee is re-hired after one year, any past periods of work will not count when We determine the date the Employee satisfies the waiting period. An Employee cannot become eligible for insurance before the last date re-hired.

REINSTATEMENT

If an Employee requests Us to reinstate insurance that terminated while he was still eligible to be insured by this Policy, We must first approve Evidence of Insurability. Evidence must be given at the Employee's expense. The Employee's insurance does not begin until the date We specify after approving the evidence.



PD81300                         SECTION 1                             93-8

                               GENERAL PROVISIONS

EFFECTIVE DATE OF EMPLOYEE INSURANCE

The Employee must be Actively At Work on the date his insurance goes into effect. If the effective date occurs on a vacation, holiday or weekend, the Employee must have been Actively At Work on the last scheduled working day. If an Employee is absent from work for any other reason, including absence due to Injury, Sickness or leave of absence, insurance does not become effective until return to Full-time work.

NON-CONTRIBUTORY INSURANCE means that the Employer pays all of the cost of the insurance. All eligible Employees must be enrolled unless they were eligible for insurance but not covered under the Prior Plan. Insurance will become effective on the date the Employee is eligible for insurance and Actively At Work.

If the amount of insurance exceeds the Non-Evidence Limit, the amount of an Employee's insurance in excess of the Non-Evidence Limit will become effective when:
1.   the Employee becomes eligible for insurance; and
2. We approve the Employee's Evidence of Insurability. Evidence for amounts over the Non-Evidence Limit is submitted at Our expense.

OTHER PROVISIONS

Application to add an affiliate or subsidiary must be made in writing. All agreements made between the Policyholder and Us are binding on all Employers. The list of approved affiliates and/or subsidiaries is shown on the policy page before the Table of Contents.

If an Employer is a partnership or a sole proprietorship, a partner or proprietor must also qualify as an Employee to be eligible for insurance. Earnings definitions for owners of such entities will be applied.


PD81400                         SECTION 1                             93-8


                               GENERAL PROVISIONS

CHANGE IN AMOUNTS OF INSURANCE FOR INDIVIDUAL EMPLOYEES

The amount of insurance for which an Employee is eligible is shown in the Schedule of Benefits. The benefits offered and the amounts of those benefits may vary by class.

Benefits may increase or decrease due to a change in class or Earnings. The Employer must notify Us in writing of any change in class or Earnings. This notification must be received before the Employee ceases active, Full-time employment.

Any change in an Employee's amount of insurance becomes effective on the date the Employee is eligible for the change.

Any amount of the change that exceeds the Non-Evidence Limit will become effective on the later of the date We approve the Employee's Evidence of Insurability or the date the Employee becomes eligible for the increase.

The Employee must be Actively At Work on the date a change in the amount of insurance becomes effective. If the effective date of the change occurs on a vacation, holiday or weekend, the Employee must have been Actively At Work on the last scheduled working day. If an Employee is absent from work for any other reason, including absence due to Injury, Sickness or leave of absence, a change does not become effective until return to Full-time work.

POLICYHOLDER REQUESTS FOR PLAN CHANGES

Any revisions to:

1.   change benefits;
2.   add affiliated or subsidiary employers;
3.   change contribution basis; or
4.   make other plan changes

must be requested in writing by the Policyholder and will not be effective before the later of:

1.   the applicant's signature date; or
2.   the date The Paul Revere approves the change(s).

If this Policy is revised to increase or decrease benefits after its effective date, an eligible Employee becomes insured for the revised benefits on the effective date of the revision, subject to the Actively At Work requirement and to the applicable pre-existing condition limitation.



PD81500                         SECTION 1                             93-8


                               GENERAL PROVISIONS

TERMINATION OF EMPLOYEE INSURANCE

An Employee's insurance terminates on the earliest of:

1.   the date this Policy terminates;.
2. the first day for which the Employee fails or refuses to make any required premium payment;
3.   the first day for which premium on behalf of the Employee is not made;
4.   the date the Employee no longer works in an eligible class; or
5.   the date the Employee no longer works for the Employer.

Termination of insurance will not affect any claim incurred before the date of termination.

LEAVE OF ABSENCE

Coverage may be continued when an Employee is on an unpaid leave under the Federal Family and Medical Leave Act (FMLA) for any of the following reasons:

1.   to provide care after the birth or adoption of a son or daughter; or
2.   to provide care after the placement of a foster child; or
3. to provide care to a spouse, son, daughter, or parent due to serious illness.

Upon approval by the Employer of an Employee's leave of absence for the above reasons, coverage will be continued, subject to premium payments, for up to three (3) months from the date the leave of absence began or, if sooner, until Employee termination. If an Employee becomes Disabled while on leave, benefits will be based upon Earnings as last reported to Us immediately prior to the beginning of the leave.




PD81600                         SECTION 1                             93-8

                               GENERAL PROVISIONS

RECURRENT DISABILITY -- SAME INJURY OR SICKNESS

If, after the end of a Disability, the Employee becomes Disabled from the same or related causes, We will deem it a separate Disability subject to a new Elimination Period and a new Maximum Benefit Period. However, if such recurrence occurs within 6 months of the end of the prior period, We will deem it a continuation of the prior Disability. However, no benefit is payable for any day the Employee is not Disabled, and no benefit period is extended by time not Disabled. The gross amount payable prior to any adjustments as outlined in this Policy would be the amount determined at the original date of Disability. A recurrent Disability ends on the first to occur of the following dates:

1. the last day of 6 consecutive months during which the Employee was not Disabled by the same Sickness or Injury.
2. the first day the Employee ceases to be disabled by the same Injury or Sickness, even if immediately disabled by a different Injury or Sickness,
3.   the date the last benefit for the Injury or Sickness becomes due.

The recurrent Disability provision applies only to Disabilities that began under this Policy. If the Employee becomes eligible for coverage under any other group long term disability policy, this recurrent disability section will cease to apply to him.

CONCURRENT DISABILITY

If a Disability is caused by more than one Injury or Sickness, or from both, We will pay benefits as if the Disability were caused by only one Injury or Sickness. We will not pay more than one Disability benefit for the same period. We will pay the larger benefit.




PD81700                         SECTION 1                             93-8

                       LONG TERM DISABILITY INCOME BENEFIT

WHAT WE PAY

We pay monthly disability benefits to an Employee who satisfies the following definitions. The maximum amount We pay is shown in the Schedule of Benefits. Benefit payments may be reduced if the Employee receives income from other sources. When and how this occurs is described in the provision entitled Benefit Reductions.

Own Occupation Benefit with Residual Disability
-----------------------------------------------

TOTAL DISABILITY or TOTALLY DISABLED FROM THE EMPLOYEE'S OWN OCCUPATION means that until he reaches the end of his Maximum Benefit Period, the Employee:

1. is unable to perform the important duties of his own occupation on a Full-time or part-time basis because of an Injury or Sickness that started while insured under this Policy; and
2.   does not work at all; and
3.   is under Doctor's Care.

If the Employee is employed and is earning wages or a salary, he will be considered Residually Disabled as defined below.

RESIDUAL DISABILITY or RESIDUALLY DISABLED means, as a result of Injury or Sickness, the Employee is unable to perform the important duties of his own occupation on a Full-time basis, but:

1. he is able to perform one or more of the important duties of his own occupation, or any other occupation, on a Full-time or part-time basis; and
2.   he is earning less than 80% of his Prior Earnings.

To  qualify  for  the Own  Occupation  Benefit  with  Residual  Disability,  the
Employee:

1. must satisfy the Elimination Period with the required number of days of Total and/or Residual Disability as defined in this Policy; and
2. must be receiving Doctor's Care. We will waive the Doctor's Care requirement if We receive written proof acceptable to Us that further Doctor's Care would be of no benefit to the Employee.



PD82000                         SECTION 2                           93-8

                       LONG TERM DISABILITY INCOME BENEFIT


SPECIAL PROVISIONS RELATING TO DISABILITY

The loss of a professional or occupational license for any reason does not, in itself, constitute Disability.

An Employee's Disability is determined relative to his ability or inability to work. It is not determined by the availability of a suitable position with his Employer.

WHEN WE PAY BENEFITS

Benefits begin to accrue on the first day after the Employee completes the Elimination Period shown in the Schedule of Benefits. Benefits are paid monthly while the Employee is Disabled,

PARTIAL MONTH PAYMENT

For any day a Disability benefit is payable in a period of less than a whole month, We pay one thirtieth of the applicable monthly benefit.

RECOVERY OF OVERPAYMENTS

If the monthly benefit for any month is overpaid, We have the right to recover the amount overpaid. We may deduct the amount overpaid from any future payments.

REHABILITATION BENEFIT

We will pay for the cost of services incurred in connection with a program of vocational rehabilitation if:

1. We enter into a written agreement with the Employee on both the program and the services; and
2.   the cost of the services is not covered by another plan or program.

Participating in such a program will not affect the Employee's eligibility for benefits under this Policy.



PD82100                         SECTION 2                        93-8

LONG TERM DISABILITY INCOME BENEFIT

PERIOD OF TIME BEFORE BENEFITS BEGIN TO ACCRUE

Before benefits begin to accrue, the Employee must be Totally or Residually Disabled for a certain number of days.

ELIMINATION PERIOD means the length of time that the Employee must be Totally or Residually Disabled before benefits begin. The length of the Employee's Elimination Period is shown in the Schedule of Benefits. The Employee must satisfy the Elimination Period before the Accumulation Period ends.

ACCUMULATION PERIOD means the period of time from the Incurred Date of Disability during which the Employee must satisfy the Elimination Period. The Elimination Period is shown on the Schedule of Benefits. The Accumulation Period is equal to two times the Elimination Period. If the Employee does not satisfy the Elimination Period within the Accumulation Period, or if the Employee returns to work for 180 consecutive days, a new Period of Disability begins.

For purposes of the Elimination Period provision, INCURRED DATE OF DISABILITY means the first date the Employee satisfies the definition of Total or Residual Disability. This date is determined by Us.

BENEFIT CALCULATION FOR TOTAL DISABILITY

The amount of an Employee's Total Disability benefit is the least of:

1. the Employee's Monthly Earnings multiplied by the benefit percent less all other income benefits as shown in the provision entitled Benefit Reductions; or
2.   the maximum monthly benefit; or
3. the Non-Evidence Limit, if Evidence of Insurability has not been approved by Us for a higher maximum.

The benefit percent, the maximum monthly benefit and the Non-Evidence Limit are shown on the Schedule of Benefits.

MAXIMUM BENEFIT PERIOD FOR TOTAL DISABILITY

The maximum benefit period is shown in the Schedule of Benefits. It is the maximum length of time for which We pay benefits. It applies to all Periods of Disability whether from one or more causes. In no case do We pay benefits after the earliest of:

1.   the date the Employee is no longer Totally Disabled; or
2.   the end of the Maximum Benefit Period shown in the Schedule of Benefits; or
3.   the date the Employee dies; or
4. the date benefits would cease according to any exclusion or limitation contained in this Policy; or
5. the date benefits equaling or exceeding the long term disability benefit become payable to the Employee under the Employer's Retirement Plan.

If the maximum benefit period is limited to a certain number of years or months rather than age, the full benefit period may be restored after the Employee has worked Full-time for six consecutive months.



PD82200                         SECTION 2                       93-6

                       LONG TERM DISABILITY INCOME BENEFIT

            RETURN TO WORK ADJUSTMENT BENEFIT FOR RESIDUAL DISABILITY

When an Employee returns to work from any continuous Period of Disability immediately following completion of the Employee's Elimination Period but before the end of the benefit period, We pay the Employee a monthly benefit for each whole month following return to work.

WHAT WE PAY

During the first 24 months that an Employee returns to work for any employer during any continuous Period of Disability and while continuing to meet the applicable definitions pertaining to Residual Disability:

1. We will not apply the requirement that the Employee's Loss of Earnings must exceed 20% for Residual Disability benefits; and
2. in lieu of the Disability benefit, We will pay a special Return to Work Adjustment Benefit.

The amount of the Return to Work Adjustment Benefit will be the amount of the Total Disability benefit otherwise payable after reduction for other income sources. The Return to Work Adjustment Benefit will be further reduced to the extent that the sum of the benefit plus the Employee's earnings from any employer plus other income sources (as defined in the Benefit Reduction section) would exceed 100% of the Employee's Prior Earnings.

INDEXATION OF PRIOR EARNINGS

After 12 monthly Disability benefits have been paid, the amount of Prior Earnings used to calculate the Employee's Return to Work Adjustment Benefit will be increased by 7%. The initial Prior Earnings amount will, be increased on each anniversary of the Employee's completing the Elimination Period.

MAXIMUM BENEFIT PERIOD

The Return to Work Adjustment Benefits are not paid beyond the first to occur of:

1. the date the 24th monthly Return to Work Adjustment Benefit is paid during any continuous Period of Disability; or
2.   the date the Employee is no longer Residually Disabled; or
3.   the end of the Maximum Benefit Period shown in the Schedule of Benefits; or
4.   the date the Employee dies; or
5. the date benefits would cease according to any exclusion or limitation contained in this Policy; or
6. the date benefits become payable under any other employer's group long term disability insurance plan; or
7. the date benefits equaling or exceeding the long term disability benefit become payable to the Employee under the Employer's Retirement Plan.



PD82300                         SECTION 2                         93-6

                       LONG TERM DISABILITY INCOME BENEFIT

BENEFIT CALCULATION FOR RESIDUAL DISABILITY

DEFINITIONS

The following are terms used within the Residual Disability Benefit and the Return to Work Adjustment Benefit.

INITIAL TOTAL DISABILITY BENEFIT means the benefit that would have been payable immediately following the completion of the Elimination Period after integration with Social Security and/or other income sources.

LOSS OF EARNINGS means the Employee's Prior Earnings minus the Employee's Actual Monthly Residual Earnings for the month the benefit is due. The difference must be due to the Injury or Sickness causing the Residual Disability.

ACTUAL  MONTHLY   RESIDUAL   EARNINGS  means  the  Employee's   salary,   wages,
commissions, bonuses, fees, and income earned for services performed. If the Employee owns any portion of a business or profession, it means the following:

Sole Proprietor earnings means the net profit of the business for federal income
---------------
tax purposes. Net profit is defined as gross business revenues less deductible operating expenses.

Partner earnings means the partner's  proportionate share of the partnership net
-------
profit as reported for federal income tax purposes. The partnership's net profit is defined as gross partnership revenues less deductible operating expenses.

Employee/Shareholder  earnings  means the  total  gross  salary,  pension/profit
--------------------
sharing  plan  contributions   made  on  behalf  of  the  individual,   and  the
proportionate share of the current year corporate net profit.

PRIOR EARNINGS means the greater of:

1. the Employee's average monthly earnings from all employment for the 12 whole calendar months immediately preceding his last regular day of active Full-time work; or
2. the Employee's highest average monthly earnings from all employment for any period of 2 successive years during the 5 year period immediately preceding his last regular day of active Full-time work.



PD82400                           SECTION 2                           93-6

                       LONG TERM DISABILITY INCOME BENEFIT

BENEFIT CALCULATION FOR RESIDUAL DISABILITY (Continued)

In any continuous Period of Disability, immediately following completion of the Employee's Elimination Period but before the end of the benefit period, We pay the Employee a monthly Residual Disability benefit for each whole month while the Employee is Residually Disabled, as defined.

During the first 24 months, We will pay a monthly benefit according to the Return to Work Adjustment Benefit provisions. After the first 24 months of
Residual Disability and for the remainder of any continuous Period of Disability, the Employee's Residual Disability benefit is proportionate to his Total Disability benefit. The proportion depends on the actual amount of earnings the Employee earns from work. To determine the monthly Residual Disability benefit, We use the following formula:

Loss of Earnings    X    The Initial Total       =       The Employee's Residual
----------------         Disability Benefit              Disability Benefit
Prior Earnings

If the Loss of Earnings for any month is 80% or more of Prior Earnings, We will pay the Total Disability benefit. However, if the Loss of Earnings is less than 20% of Prior Earnings, then no Residual Disability benefit is payable.

INDEXATION OF PRIOR EARNINGS

After 12  monthly  Disability  benefits  have  been  paid,  the  amount of Prior
Earnings used to calculate the Employee's Residual Disability benefit will be increased by 7%. The initial Prior Earnings amount will be increased on each anniversary of the Employee's completing the Elimination Period.

MAXIMUM BENEFIT PERIOD FOR RESIDUAL DISABILITY

Residual Disability benefits are not paid beyond the first to occur of the following:

1.   The date the Employee is no longer Residually Disabled; or
2.   The end of the Maximum Benefit Period shown in the Schedule of Benefits; or
3.   The date the Employee dies; or
4. The date benefits become payable under any employer's long term disability insurance plan; or
5. The date the Employee is earning more than 80% of his indexed Prior Earnings; or
6. The date benefits would cease according to any exclusion or limitation contained in this Policy; or
7. The date benefits equaling or exceeding the long term disability benefit become payable to the Employee under the Employer's Retirement Plan.



PD82500                           SECTION 2                           93-6

                       LONG TERM DISABILITY INCOME BENEFIT

                         FAMILY SURVIVOR INCOME BENEFIT

WHAT WE PAY

We pay a Family Survivor Income Benefit when We receive proof that all the following conditions have been satisfied:

1.   the Employee becomes Totally Disabled while insured for this benefit;
2.   Disability benefits have been payable to the Employee; and
3.   the Employee dies while Disabled and while in the maximum benefit period.

WHOM WE PAY

Benefits are payable to the Employee's lawful spouse, if living and mentally competent. If the spouse is not living at the time benefits are payable, they are paid in equal shares to each Child. If the spouse is not mentally competent, We will pay according to applicable state law.

We decide to whom Payments are made. After We make payment, We have no further liability,

CHILD means the Employee's natural born, step-child, adopted Child, and any Child for whom the Employee is the legal guardian. Each Child must be unmarried and under the age of twenty-one in order to be eligible to receive this benefit. Unmarried children under the age of twenty-five are also eligible if they are enrolled in a school as full-time students. Students who, by reason of illness, injury, or physical or mental disability as documented by a Doctor, are unable to carry a full-time course load will be covered, provided that the course load is at least 60% of what is considered to be full-time.

HOW WE PAY

We pay a single lump sum benefit equal to three times the Disability benefit payable to the Employee, after benefit reduction, for the last full calendar month before the Employee's death. If the Employee dies before a full calendar month's benefit has been paid, the survivor benefit will be based on the Disability benefit that would have been paid at the end of the first month after satisfying the Elimination Period.

ASSIGNMENT

This benefit may not be assigned, attached or applied to the debts of the survivor unless required by law.



PD82600-1-MN                    SECTION 2                         93-6

                       LONG TERM DISABILITY INCOME BENEFIT

                        ADJUSTABLE COST OF LIVING BENEFIT

If we pay the employee total or residual disability benefits for 12 months in any continuous period of disability, and if further benefits are payable in the continuous period of disability for months after the 12th month, we will increase further these total or residual disability benefits by a cost of living factor annually to the end of the Maximum Benefit Period in which benefits are payable under this Adjustable Cost of Living Benefit. We First Calculated the employee's adjusted monthly benefit, considering all benefits from other sources, other income and any benefit adjustments other than prior cost of living adjustments. We then increase the employee's adjusted monthly total or residual disability benefit payment by the applicable cost of living factor according to the CPl on each Review Data as follows:

LET:

          A = the CPI for the most recent Index Month;
          B = the CPI for the First Index Month;

THEN:

          A - B = Cost of Living Factor
          -----
            B

The cost of living adjustment factor uses to determine the Adjusted Monthly Benefit payment will be a minimum of four percent, and a maximum of ten percent.

CPI means the Consumer Price Index for All Urban Consumers. It is published by the United States Department of Labor. If this index is discontinued or if the method for computing it is materially changed, We may choose another index. We will choose an index which in out opinion most accurately reflects the rate of change in the cost of living in the United States. CPI would then mean the index we choose.

INDEX MONTH means the calendar month four months prior to the calendar month in which a Review Date occurs. However, the first Index Month will be the calendar month four months prior to the month in which Disability payments began.

REVIEW DATE means the date that occurs after each twelve month Period of Disability in which benefits are payable.






DL8PLR042326



PD8COLA-1                      SECTION 2                              93-6

                       LONG TERM DISABILITY INCOME BENEFIT

CONVERSION PRIVILEGE

An insured Employee whose insurance terminates because employment with the Employer terminates may be eligible to convert all or some of his Group Long Term Disability Insurance. To be eligible for conversion, the Employee:

1. must have been insured for Long Term Disability (LTD) benefits under the plan for at least 12 consecutive months; and
2. must submit a completed conversion application and the first premium to The Paul Revere within 31 days of the date his employment terminates.

The Employee will not be eligible for conversion if:

1.   employment terminates coincident with termination of this Policy; or
2. the Employee is eligible to receive Total or Residual Disability benefits under this Policy; or
3. the Employee is in an Elimination Period for Total or Residual Disability benefits under this Policy; or
4.   the Employee is not receiving benefits but is in a Period of Disability; or
5.   the Employee is no longer in a class of Employees  eligible for conversion;
     or
6. the Employee becomes insured for other group long term disability benefits within 31 days of the date of termination; or
7.   the Employee retires or ceases to be actively employed; or
8.   the coverage would, in our opinion, result in over insurance.

If the Employee is eligible for conversion and applies and pays the first premium within 31 days of the date his employment terminates, We will issue him a certificate of insurance. The certificate:

1. will be effective on the day after the day his Group LTD Insurance would otherwise terminate; and
2. will be on one of the standard certificate forms then being offered by The Paul Revere for the class of risk to which the Employee will belong after his employment with the Employer terminates.

The certificate will be issued without medical Evidence of Insurability.

The premium will be determined by:

1.   the certificate form issued;
2.   the amount of insurance;
3. the class of risk to which the Employee will belong after his current employment terminates; and
4.   the Employee's age.



PD8CONV                         SECTION 2                         93-6

                       LONG TERM DISABILITY INCOME BENEFIT

BENEFIT REDUCTIONS

While an Employee is Disabled, he may be eligible for benefits from other sources. If so, We reduce our benefit by the amount of such other benefits paid or payable.

Listed below are other income sources that will reduce our benefit.

1.   Social  Security  benefits,  including:  Primary Social Security and Family
     Social  Security   benefits  received  by  an  Employee  or  an  Employee's
     dependents because of the Employee's Disability or retirement. If an Employee fails to apply for Social Security benefits, We determine the amount he was eligible to receive, and, for the purposes of this insurance, he will be considered to receive that amount.

     Any general cost of living adjustment received from the Federal Social Security Act, the Railroad Retirement Act, any Veteran's Disability Compensation and Survivor Benefits Act, Workers Compensation or any similar federal or state law which takes effect after long term disability benefits become payable to an Employee is not used to reduce the Employee's benefit.
2.   Other disability  benefits from:
          a.   Statutory Disability ("Cash Sickness") Plans, where applicable;
          b.   Canadian Federal or Provincial Disability Benefits;
          c.   Railroad Retirement Act Disability Benefits;
          d.   Disability  benefits  with  which  We  are  required  by  law  to integrate.
3.   Workers' Compensation benefits;
4. That portion of any sick pay or other salary continuation (other than vacation pay) paid to the Employee by the Employer which, when added to the amount of the Employee's benefit, exceeds 100% of the Employee's Earnings as reported prior to Disability and as verified by Us;
5. Total, residual, or partial disability benefits from another group disability plan provided by the Employer;
6. Group disability benefits from the following plans, but only if the plan is Employer-sponsored:

     a.   Association Plans;
     b.   Fraternal Benefit Plans; or
     c.   Union Plans.

     Employer-sponsored means a plan that is endorsed, promoted, or facilitated by the Employer. For example, if the Employer made payroll deductions for the plan, or permitted solicitation or enrollment of the plan on company premises and/or company time, We would consider the plan to be Employer-sponsored, even if the Employee pays the entire premium.
7.   No fault disability benefits; or
8. Loss of Time awards or settlements involving liability insurance or court actions; or
9.   Disability benefits which are part of the Employer's Retirement Plan.
10. Retirement benefits attributable to Employer contributions. For benefits that are paid or payable under an Employer's Retirement Plan, We will end benefits under this Policy if retirement benefits are equal to or greater than our long term disability benefit.

If the Employee's retirement benefit is a lump sum instead of a monthly benefit, We will use the monthly benefit calculated for a lifetime annuity of that lump sum amount. If the Plan requires the Employee to take the lump sum distribution instead of leaving it in the Retirement Plan and he elects to roll the sum into a Qualified vehicle such as an IRA, We will defer the integration until monthly benefits can be received by the Employee without tax penalties.

If any of these benefits, except a retirement benefit, is paid in other than a monthly sum, We divide the amount paid into equal monthly amounts in order to reduce the monthly benefit. The number of monthly amounts depends on the length of time the benefit award covers. If no length of time is stated in the benefit award, We divide the amount paid into sixty equal payments. If any of these benefits is paid on a retroactive basis, We may adjust our monthly payments in order to offset any overpayment which results.


PD83000-MN,PD83100-MN             SECTION 3                           93-6

                       LONG TERM DISABILITY INCOME BENEFIT

                         BENEFIT REDUCTIONS (Continued)

Listed below are other income sources that will not reduce our benefit.

1.   Individual disability insurance;
2. General Cost of Living increases from federal or state disability or retirement programs that become effective after benefits become payable to the Employee.
3.   Non-Qualified Deferred Compensation plans;
4. Whether individually purchased or provided or sponsored by the Employer, savings and investment accounts such as:
     a.   Individual Retirement Accounts (IRAs);
     b.   Internal Revenue Code Section 4975 Employee Stock Option Plans;
     c.   Thrift Plans (401 k)
     d.   401 (a) Profit Sharing Plans; or
     e.   Tax Sheltered Annuities.
5. Disability benefits from the following plans, (including Franchise Plans), purchased as individual coverage:
     a.   Association Plans;
     b.   Fraternal Benefit Plans; or
     c.   Union Plans.
6.   Government or military pensions; or
7.   Disabled veterans' benefits; or
8.   Retirement benefits attributable to the Employee's contributions.




PD83000-MN,PD83100-MN            SECTION 3                            93-6

                       LONG TERM DISABILITY INCOME BENEFIT

ESTIMATED SOCIAL SECURITY BENEFITS

For the purpose of this section, the term Social Security benefits means unreduced disability or retirement benefits that the Employee, his spouse or any of his dependents are entitled to receive because of his disability under:

1.   the United States Social Security Act;
2.   the Canada Pension Plan;
3.   the Quebec Pension Plan; or
4.   any similar law, plan or act.

As part of an Employee's proof of loss, We require that the Employee furnish Us evidence that he has duly applied for all other income sources for which he is or may become eligible. In the case of Social Security benefits, this includes:

1.   making due application for such benefits; and
2. if the Employee's initial application is denied, and if We so recommend, making any and all available appeals.

Until the Employee has given Us written proof that all available appeals have been exhausted, We may:

1.   estimate the Employee's monthly Social Security benefit; and
2.   reduce our monthly benefit to the Employee by that amount.

If We reduce the Employee's benefits on this basis, and if all of his appeals are denied, We restore the reduced amounts to the Employee in one payment.

If the Employee signs our Social Security Reimbursement Agreement, We agree not to reduce his benefits by estimated Social Security benefits while the Employee's appeals are pending. In the Social Security Reimbursement Agreement, the Employee promises to pay Us back for any overpayment of his long term disability claim that results from a retroactive award of Social Security benefits. If the Employee does not pay Us back, We have the right to recover our overpayment from any future benefits that may be due him.

With proper authorization from the Employee and his Doctor, We will give the Employee or his legal representative information from our claim file to assist in any appeal of denied Social Security benefits.




PD83200                         SECTION 3                             93-6

                       LONG TERM DISABILITY INCOME BENEFIT

WORKERS' COMPENSATION BENEFITS

If an Employee is disabled due to an employment-related Injury, he should file for workers' compensation benefits. Receipt of workers' compensation benefits will reduce Disability benefits under this Policy.

As part of an Employee's proof of loss, We require that the Employee furnish Us evidence that he has duly applied for all other income sources for which he is or may become eligible. In the case of workers' compensation benefits, this includes:

1.   making due application for such benefits; and
2. if the Employee's initial application is denied, and if We so recommend, making any and all available appeals.

We must receive written proof that all available appeals have been exhausted.







PD83300-MN                      SECTION 3                        93-6

                       LONG TERM DISABILITY INCOME BENEFIT

                                   EXCLUSIONS
WHAT WE DO NOT PAY

We do not pay benefits for any disabilities that result from:

1. war, whether declared or not, or any act or accident of war, or armed or unarmed military or paramilitary conflict;

2.   active participation in a riot;

3.   the Employee's commission or attempt to commit a felony; or

4.   an intentionally self-inflicted injury.

We do not pay benefits during any period in which an Employee is incarcerated.




PD84000                         SECTION 4                          93-6

                       LONG TERM DISABILITY INCOME BENEFIT

LIMITATIONS
PRE-EXISTING CONDITIONS LIMITATION

This Policy will not cover any Disability:

1.   caused by, or contributed to by a Pre-Existing Condition; or
2.   resulting from a Pre-Existing Condition.

PRE-EXISTING CONDITION means any Injury or Sickness that causes the Employee, during the three (3) months just before becoming insured under this Policy, to:

     1.   consult a doctor;
     2.   seek diagnosis or medical advice or receive medical care or treatment;
     3. undergo hospital admission or doctor's visits for testing or for diagnostic studies; or
     4.   obtain services, supplies, prescription drugs or medicines.

However, this Policy will cover that Disability if it begins after the insured Employee has performed the important duties of his own occupation:

     1.   on a Full-time basis;
     2.   for at least twelve (12) months.

In no event will this limitation be applied to loss incurred or disabilities commencing after the Employee has been insured for twenty-four consecutive months, notwithstanding any other eligibility provisions to the contrary.




PD84100-MN                      SECTION 4                            93-6

                       LONG TERM DISABILITY INCOME BENEFIT

LIMITATIONS
EXCEPTION TO PRE-EXISTING CONDITIONS LIMITATION

An Employee insured under the prior group policy on the day before the effective date of this Policy is eligible for coverage under this Policy on its effective date regardless of Actively At Work conditions.

Benefits for a Disability caused by a Pre-Existing Condition
------------------------------------------------------------

Benefits for a Disability classified as due to a Pre-Existing Condition may be payable to the insured Employee provided:

1. the condition would have been covered under the prior group policy had that policy remained in force; or
2. on the Incurred Date of Disability the Employee has been insured and working Full-time for twelve (12) months under any combination of this Policy and the prior group policy.

If the above conditions are met, the benefit We pay will be the lesser of:

1.   the monthly benefit payable under this Policy; or
2. the monthly benefit which would have been paid under the prior group policy, taking into consideration all provisions of the prior group policy.

Any payment We make is reduced by any payments made for the same Disability under the prior group policy.

In no event will We make payment beyond the first to occur of:

1.   the date benefits cease under this Policy; or
2.   the date benefits would have ceased under the prior group policy.







PD84200-D&R                     SECTION 4                          93-6


                       LONG TERM DISABILITY INCOME BENEFIT

EXCEPTION TO PRE-EXISTING CONDITIONS LIMITATION DOES NOT APPLY TO INCREASED BENEFITS

The exception to the pre-existing conditions limitation will not apply for the amount of benefits in excess of the benefit provided by the prior group policy on the day before this Policy became effective. The portion equal to the increased amount of benefit will be subject to the preexisting conditions limitation.




PD84200-D&R                     SECTION 4                         93-6

                       LONG TERM DISABILITY INCOME BENEFIT


                                   LIMITATIONS
        PRE-EXISTING CONDITIONS LIMITATION APPLIES TO REVISED BENEFITS

After its effective date, this Policy may be revised to increase the amount or duration of the long term disability benefit payable, to decrease the Elimination Period, or to otherwise increase the terms under which benefits are paid. In that event, benefits for a Disability due to a pre-existing condition will be paid according to the policy terms in effect prior to the effective date of the revision.

For the purposes of this provision, PRE-EXISTING CONDITION means any Injury or Sickness that causes the Employee, during the three (3) months just before the revision effective date, to:

     1.   consult a doctor;
     2.   seek diagnosis or medical advice or receive medical care or treatment;
     3. undergo hospital admission or doctor's visits for testing or for diagnostic studies; or
     4.   obtain services, supplies, prescription drugs or medicines.

This limitation does not apply to Disabilities that begin after the Employee has been insured while working Full-time for twelve (12) months after the revision effective date.

In no event will this limitation be applied to loss incurred or disabilities commencing after the Employee has been insured for twenty-four (24) consecutive months, notwithstanding any other eligibility provisions to the contrary.




PD84300-MN                        SECTION 4                           93-8

                                    PREMIUMS

PAYMENT OF PREMIUMS

All premiums are to be paid monthly in advance. The payment is due on or before the premium due date. Make premium payment to The Paul Revere Life Insurance Company and send it to the address requested by Us.

THE GRACE PERIOD

After the initial premium payment, a grace period of thirty-one days is allowed for all late premiums. This Policy automatically terminates if premium payments have not been made at the end of the grace period. Insurance is in force during this grace period, and premiums are charged.

AMOUNT OF PREMIUMS

The premium due each month is the total of the current rates for all insured Employees. The initial premium rates are shown in the Schedule of Premium Rates. We have the right to charge new rates effective on any premium due date, unless a Rate Guarantee Rider is in force. Before We can make a change, We must give written notice at least thirty-one days before the new rates take effect.

WAIVER OF PREMIUM

After the Employee becomes insured, premium is due for that Employee while he is Actively At Work and during his Elimination Period. Premium for the Employee is waived while benefits are payable to him during any continuous Period of Disability. Provided this Policy is in force when the Employee's continuous Period of Disability ends, the Employee will remain insured if he returns to active Full-time work in an eligible class and premium payments for the Employee resume.

PREMIUM CHARGES FOR POLICY PLAN OR BENEFIT CHANGES

When premium rates are changed because of a change in plan or benefits on other than a premium due date, the new premiums are charged on a pro-rata basis from the effective date of the change to the next monthly premium due date. Full monthly premiums are charged thereafter.

PREMIUM CREDITS

If We receive notice of an Employee's termination or decrease in amount of insurance, We allow a full premium credit for that Employee from the effective date of the change.



PD85000                           SECTION 5                           93-8

                                    PREMIUMS

SIMPLIFIED ACCOUNTING FOR INDIVIDUAL EMPLOYEE CHANGES

When insurance for an Employee is added on other than a premium due date, his premium is charged beginning from the next monthly due date.

When insurance for an Employee is terminated on other than a premium due date, his premium is charged up to the next monthly premium due date. This method of charging premiums is for accounting purposes only and will not extend insurance coverage beyond the date of termination as described in the provision entitled Termination of Employee Insurance.

When an Employee's insurance changes on other than a premium due date, the premium is charged beginning from the next monthly premium due date.

INACCURATE CENSUS AND PREMIUM

Enrollment before the effective date could result inadvertently in premium being paid for a person enrolled but not Actively At Work since before the policy effective date. If this should occur, premium will be refunded as soon as We are notified of the situation.

SCHEDULE OF PREMIUM RATES

The initial premium rates are:

Class 1 -    0.770% of the first $31,857 of Basic Monthly Earnings.




PD851 00                        SECTION 5                             93-8

                                     CLAIMS

WE MUST BE NOTIFIED OF INTENT TO FILE A CLAIM

Written notice of a claim for Disability must be given to Us by the Employer or claimant. The notice must be in writing and must be filed at Our Home Office in Worcester, Massachusetts. Any claim will be based on the written notice. The notice must be received by Us within thirty days after the end of the Elimination Period. If We do not receive notice within thirty days, the claim may be reduced or invalidated. If it can be shown that it was not reasonably possible to submit notice within the thirty day period and it is shown that notice was given as soon as possible, the claim will not be reduced or invalidated.

WE FURNISH PROOF OF LOSS FORMS

After We receive written notice of claim, We provide a proof of loss form. This form should be furnished within fifteen days after We receive written notice. If We fail to furnish this form within fifteen days, the claimant can meet the time period shown below by submitting written proof that explains the reason for the claim. Written proof should establish facts about the claim such as occurrence, nature and extent of the Disability involved. A supply of forms is included in the Employer's administration kit.

WHEN TO FILE PROOF OF LOSS

The claimant must file written proof of the loss within ninety days of the end of the Elimination Period. We have the right to require additional written proof to verify the continuance of any Disability. We may request this additional proof as often as We feel is necessary, within reason.

If proof of loss is not submitted and received by Us within the required time period, the claim may be reduced or invalidated. If it can be shown that it was not reasonably possible to submit proof within the time period and it is shown that the proof was filed as soon as possible, the claim will not be reduced or invalidated. However, proof of loss may not be submitted more than one year after the time proof is otherwise required.

WE MAY EXTEND TIME LIMITS

If the time limit that We allow for giving notice of claim or for submitting proof of loss is less than the law permits in the state where the claimant lives, We extend Our time limit to agree with the minimum period specified by law. The law must exist at the time this Policy is issued.

OUR RIGHT TO REQUIRE EXAMS

We have the right to require an exam of any claimant as often as it may be required reasonably. The examination may be performed by a physician or vocational expert of Our choice. Any such exam will be at Our own expense.

PD86000                         SECTION 6                             93-8


                                     CLAIMS

OUR RIGHT TO REQUIRE PROOF OF FINANCIAL LOSS

We have the right to require written proof of financial loss. This includes, but is not limited to:

1.   statements of pre-disability income;
2.   statements of income received from all sources while disabled;
3. evidence that due application has been made for all other available benefits;
4.   tax returns, tax statements, and accountants' statements; and
5.   any other proof We reasonably may require.

We may perform financial audits at Our own expense as often as We reasonably may require. Payment of benefits may be contingent upon the proof of financial loss being satisfactory to Us.

HOW WE PAY BENEFITS

Any accrued benefits payable are subject to Our receiving proof of loss. Any unpaid balance at the end of Our period of liability is paid within a reasonable length of time after Our receiving proof of loss.

TO WHOM WE PAY BENEFITS

In the case of death, any unpaid accrued benefits are paid, at Our option, to the Employee's estate or to one or more of the Employee's surviving relatives based on Our selection.

All other benefits payable under this Policy are paid to the Employee. After We have made payment, Our obligation with respect to the amount paid ends.

CHOICE OF DOCTOR

For treatment purposes, the Employee is free to select any Doctor. For purposes of Disability certification, the Employee must select a Doctor who is not related by blood or marriage and who is not an Employee of the policyholder.

LEGAL ACTIONS AND LIMITATIONS

No action at law or in equity may be brought to recover under this Policy unless proof of loss has been filed according to the terms of this Policy. In addition, the claimant must wait sixty days after filing proof of loss before taking action. If any action is to be taken, it must be taken within three years from the end of the sixty day time period. If any time limit in this Policy is less than the law specifies in the state where the claimant lives at the time this Policy is issued, We extend the time limit to agree with the minimum period specified by such law.





PD86100                           SECTION 6                           93-8

                                   TERMINATION

This Policy automatically terminates at the end of the 31 day grace period if premium payments have not been made.

We have the right to terminate this Policy if:

1. less than one hundred percent (100%) of Employees eligible are insured for any noncontributory benefit; or
2. less than seventy-five percent (75%) of the eligible Employees are insured for any contributory benefit; or
3.   fewer than ten (10) Employees are insured; or
4. the policyholder does not report all Employees who are eligible for insurance under this Policy; or
5.   the policyholder fails, at any time:
     a.   to furnish promptly any information We reasonably may require; or
     b.   to perform any other obligations pertaining to this Policy.

We may specify in advance written notice to the policyholder a date of termination. We must give the policyholder notice of termination at least thirty
(30) days before the termination. It is not our responsibility to notify the Employees.

The Duration Rider includes the date this Policy terminates without renewal. If mutual agreement of renewal conditions cannot be reached, We will provide to the policyholder thirty (30) days advance written notice.

The policyholder may terminate the entire contract or may terminate certain affiliates and/or subsidiaries and their Employees at any time. In either case, the policyholder must send Us written notice and include the date the insurance will end. However, no termination of this Policy may take place during a period for which the premiums have been paid. The termination takes effect on the later of:

               1. the date given in the notice; or
               2. the date We receive the notice.

The policyholder must send Us any unpaid premiums for any insurance We provide while this Policy was in force, even if notice of termination had been given to Us. We determine the portion of premium to be paid for any period between the premium due date and the date of termination.




PD87000                         SECTION 7                             93-8

                            MISCELLANEOUS PROVISIONS

ENTIRE CONTRACT

The entire contract is made up of this Policy, the application of the policyholder, applications of the Participating Employers, and application by each Employee. A copy of the policyholder's application is attached to this Policy; each Employee retains a copy of his own application.

STATEMENTS

In the absence of fraud, all application statements made by the policyholder or by an Employee are considered representations not warranties. This means that the statements are made in good faith. No statement voids this Policy, reduces the benefits We provide or is used as defense to a claim unless it is contained in a written application and a copy is furnished to the Employee.

TIME LIMIT FOR CERTAIN DEFENSES

After two years from the effective date of this Policy, no misstatement made by the Policyholder, except a fraudulent misstatement made in the application, may be used to void this Policy. After two years from the effective date of the Employer's participation in this Policy, no misstatement made by the Employer, except a fraudulent misstatement made in the application, may be used to void the Employer's participation in this Policy. After two years, no misstatement or omission made by the Employee, except a fraudulent misstatement made in an application, may be used to deny a claim for any Disability that begins after the end of the two year period.

If any time limit in this Policy is other than that specified by the law of the state where the claimant lives, We amend the time limit to agree with the period specified by such law.

MISREPRESENTATION/RESCISSION

Certain amounts of insurance or increases in insurance may be subject to Evidence of Insurability.

1. If an Employee makes a representation on his application for such an amount; and
2. if such representation or omission was material to Our approval of his application; and
3. if We discover within two (2) years of the effective date of the insurance or the increase that the material fact or omission was a misrepresentation,

then We may, at Our option, rescind that amount or increase. This means that the amount or increase will never have been in effect. All premium paid for insurance that is rescinded will be refunded.

MISSTATEMENT OF FACT

If any important facts about an individual in relation to his insurance are found to be misstated, We adjust Our premium to the correct amount. If the misstatement affects the amount of insurance, the true facts are used to determine the correct amount of insurance. Delay in reporting changes is not considered a misstatement.




PD88000                         SECTION 8                       93-8

                            MISCELLANEOUS PROVISIONS

AGENCY

The Employer acts on his own behalf or as an agent of the Employees. The Employer is not an agent of The Paul Revere.

WE PROVIDE CERTIFICATES OF INSURANCE

We issue certificates of insurance for each insured Employee. These are delivered to the Employer to be given to the Employee. The certificate states what the insurance coverage is and to whom We pay benefits. If the terms of this Policy and the Employee's certificate differ, this Policy governs.

INSURANCE INFORMATION

The Employer will provide Us with the information We need to administer this insurance contract and compute the premium.

This information will include:

1.   that relative to Employees:

     a.   who newly qualify;
     b.   whose class changes;
     c.   whose Earnings amount changes;
     d.   whose insurance terminates;
     e.   who are on leaves of absence;
     f.   full census data as requested; and

2. any other information about this Policy that reasonably may be requested.

We have the right to verify this information. Employer records that may be relevant, in Our opinion, will be open for inspection by Us at any reasonable time.

CHANGES IN THIS POLICY

We may change the terms of this Policy if We receive a written request from the policyholder. All changes that are made are stated in riders or amendments to this Policy. These documents must be signed by Our President and Secretary. The Employee's consent is not needed to make a policy change.

We may change this Policy if there is a change in the Federal Social Security Act that affects Our liability. The change will take effect as of the date the Federal Social Security Act changes. We may make other changes mandated by state or Federal law.

CLERICAL ERRORS OR DELAYS

Clerical errors or omissions do not result in the denial of insurance. If there is any delay in posting the date of any termination of insurance, the delay does not extend any insurance provided by this Policy.





PD88100                         SECTION 8                             93-8

                            MISCELLANEOUS PROVISIONS

ASSIGNMENT OF BENEFITS

The Employee may not assign the right, title or interest of this long term disability benefit to a third party.

WORKERS' COMPENSATION

This Policy does not affect or take the place of Workers' Compensation insurance.




PD88200                         SECTION 8                             93-8

                     THE PAUL REVERE LIFE INSURANCE COMPANY
                         Worcester, Massachusetts 01608

                        DURATION AND RATE GUARANTEE RIDER


This Rider is attached to and forms a part of Group Policy G-42326

Effective Date of this Rider: April 1, 1995

DURATION OF THE ATTACHED GROUP POLICY

Subject to the conditions set forth in the TERMINATION OF THIS POLICY provision of the attached Group Policy, the Group Policy and this Rider are in effect from April 1, 1995, through February 28, 1996. Shortly before the expiration date, the group will be reviewed for renewal. Mutual acceptance of renewal conditions will result in our issuing an updated Duration and Rate Guarantee Rider.

If We decide not to renew this Policy, We will provide to the policyholder 30 days advance written notice.

RATE GUARANTEE

The Amount of Premiums provision of the Group Policy to which this Rider is attached is amended as follows:

Premium rates in effect on the effective date of this Rider will not be changed until the earliest of the following dates:

1.   the date this Rider expires; or

2. the date the Group Policy is amended to change eligibility provisions or benefits or to add or drop insurance on any affiliated or subsidiary Employer; or

3. the date the total number of insured Employees changes by more than twenty-five percent from the number of Employees insured on the effective date of this Rider.

If any of the events described in 1, 2, or 3 above occur, the Rate Guarantee portion of this Rider ceases to operate. Any subsequent changes in premium rates under the Group Policy are made in accordance with the section of the Group Policy entitled Premiums.

                     THE PAUL REVERE LIFE INSURANCE COMPANY




        /s/John H. Budd                             /s/Charles E. Soula
         Secretary                                     President



PD8-R&D                           RIDER                          93-8


                 NOTICE CONCERNING POLICYHOLDER RIGHTS IN AN
                INSOLVENCY UNDER THE MINNESOTA LIFE AND HEALTH
                       INSURANCE GUARANTY ASSOCIATION LAW

If the insurer that issued your life, annuity, or health insurance policy becomes impaired or insolvent, you are entitled to compensation for your policy from the assets of that insurer. The amount you recover will depend on the financial condition of the insurer.

In addition, residents of Minnesota who purchase life insurance, annuities, or health insurance from insurance companies authorized to do business in Minnesota are protected, SUBJECT TO LIMITS AND EXCLUSIONS, in the event the insurer becomes financially impaired or insolvent. This protection is provided by the Minnesota Life and Health Insurance Guaranty Association.

            Minnesota Life & Health Insurance Guaranty Association
                               750 Norwest Center
                               55 East 5th Street
                            St. Paul, Minnesota 55101
                                 (612) 222-2799

The maximum amount the guaranty association will pay for all policies issued on one life by the same insurer is limited to $300,000. Subject to this $300,000 limit, the Guaranty Association will pay up to $300,000 in life insurance death benefits, $100,000 in net cash surrender and net cash withdrawal values for life insurance, $300,000 in health insurance benefits, including any net cash surrender and net cash withdrawal values, $100,000 in annuity net cash surrender and net cash withdrawal values, $300,000 in present value of annuity benefits for annuities which are part of a structured settlement or for annuities in regard to which periodic annuity benefits, for a period of not less than the annuitant's lifetime or for a period certain of not less than ten years, have begun to be paid on or before the date of impairment or insolvency, or if no coverage limit has been specified for a covered policy or benefit, the coverage limit shall be $300,000 in present value. Unallocated annuity contracts issued to retirement plans, other than defined benefit plans, established under section 401, 403(b), or 457 of the Internal Revenue Code of 1986, as amended through December 31, 1992, are covered up to $100,000 in net cash surrender and net cash withdrawal values, for Minnesota residents covered by the plan provided, however, that the association shall not be responsible for more than $7,500,000 in claims from all Minnesota residents covered by the plan. If total claims exceed $7,500,000, the $7,500,000 shall be prorated among all claimants. These are the maximum claim amounts.

Coverage by the Guaranty Association is also subject to other substantial limitations and exclusions and requires continued residency in Minnesota. If your claim exceeds the Guaranty Association's limits, you may still recover a part or all of that amount from the proceeds of the liquidation of the insolvent insurer, if any exist. Funds to pay claims may not be immediately available. The Guaranty Association assesses insurers licensed to sell life and health insurance in Minnesota after the insolvency occurs. Claims are paid from this assessment.





PD8GAA-MN-1

                 NOTICE CONCERNING POLICYHOLDER RIGHTS IN AN
                INSOLVENCY UNDER THE MINNESOTA LIFE AND HEALTH
                       INSURANCE GUARANTY ASSOCIATION LAW

THE COVERAGE PROVIDED BY THE GUARANTY ASSOCIATION IS NOT A SUBSTITUTE FOR USING CARE IN SELECTING INSURANCE COMPANIES THAT ARE WELL MANAGED AND FINANCIALLY STABLE. IN SELECTING AN INSURANCE COMPANY OR POLICY, YOU SHOULD NOT RELY ON COVERAGE BY THE GUARANTY ASSOCIATION.

THIS NOTICE IS REQUIRED BY MINNESOTA STATE LAW TO ADVISE POLICYHOLDERS OF LIFE, ANNUITY OR HEALTH INSURANCE POLICIES OF THEIR RIGHTS IN THE EVENT THEIR INSURANCE CARRIER BECOMES FINANCIALLY INSOLVENT. THIS NOTICE IN NO WAY IMPLIES THAT THE COMPANY CURRENTLY HAS ANY TYPE OF FINANCIAL PROBLEMS. ALL LIFE, ANNUITY AND HEALTH INSURANCE POLICIES ARE REQUIRED TO PROVIDE THIS NOTICE.






PD8GAA-MN-2